Exhibit 8.2

Subscription Agent Management Account

500 Perimeter Park Drive, Suite D Morrisville, NC 27650 Phone: 877.481.4014 | Fax 919.481.6222 accounting@issuerdirect.com www.transfer.ly	Date: Entity CIK: Entity CCC: Symbol: Payment Terms: Currency: Service Start Date: Duration/ Term: State of Incorporation: SIC Code:	3.04.19 USD
BILL TO:

StreamNet, Inc. c/o Darryl Payne 7582 Las Vegas Blvd Las Vegas, NV 89123 (630) 777-7173 DarrylPayne@live.com		NV

Comments:
Sweep account for StreamNet
Wire Instructions: FIFTH THIRD BANK
FBO: ISSUER DIRECT CORPORATION
Bank Phone Number: 919-793-2540
ABA#- 042 000 314 (Wire) 053 100 737 (ACH)
Account # 747 257 5609
Swift Code FTBCUS3C
PLEASE REFERENCE StreamNet

Item/Bundle	Description	Billing Amount	Payable	Total Fee
Sub-Doc agent management	Manage and ledger incoming funds, distribute “sweeps” of account twice monthly, 7th and 22nd, or thereabouts as per terms of the subscription agreement, as directed by issuer. Forward subdocs to vstock.	$75,000.00	$20,000 increments per $100,000 raised until paid in full. Payment begins after the first $50k is raised.	$75,000.00
Wire Fees	Wire funds to selling syndicate and issuer	$45.00 per instance	At disbursement of funds	$45.00 per
ACH Fees	ACH Fees from selling syndicate or related parties	$5.00 per instance	At disbursement of funds.	$5.00 per
Return Check/ACH Fee	Fee for returned checks and ACH with insufficient funds	$65.00 per instance	At disbursement of funds	$65.00 per instance
Excess labor fee	$250 per hour for any payment that requires more than 1 hour of labor	$250.00 per hour per instance	At disbursement of funds	$250 per hour per instance

Additional Terms:

By signing below, the Company confirms that the information provided in this agreement for services is accurate to the best of company’s knowledge and that the company has read and hereby agrees to be bound by this Service Agreement and the General Terms and Service Agreement found here (https://www.issuerdirect.com/gts/) (collectively, the “Agreement”).

Name:	Darryl Payne

Signature:	/s/ Darryl Payne

Title:	CEO

Email:	DarrylPayne@live.com

Date:	03/05/2019

Account Manager: D.J. Dal Pizzol | 919.228.6243 phone | Dominick.DalPizzol@issuerdirect.com | dj@transfer.ly